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                                                                  EXHIBIT (a)(6)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.

  Social security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

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
                             GIVE THE                                                 GIVE THE EMPLOYER
FOR THIS TYPE OF ACCOUNT:    SOCIAL SECURITY             FOR THIS TYPE OF ACCOUNT:    IDENTIFICATION
                             NUMBER OF--                                              NUMBER OF--
---------------------------------------------            ----------------------------------------------
 1. An individual's account  The individual               9. A valid trust, estate    The legal entity
 2. Two or more individuals  The actual owner                or pension trust         (Do not furnish
    (joint account)          of the account                                           the identifying
                             or, if combined                                          number of the
                             funds, any one                                           personal
                             of the                                                   representative
                             individuals(1)                                           or trustee
 3. Husband and wife (joint  The actual owner                                         unless the legal
    account)                 of the account                                           entity itself is
                             or, if joint                                             not designated
                             funds, either                                            in the account
                             person(1)                                                title.)(5)
 4. Custodian account of a   The minor(2)                10. Corporate account        The corporation
    minor (Uniform Gift to                               11. Religious, charitable,   The organization
    Minors Act)                                              or educational
 5. Adult and minor (joint   The adult or, if                organization account
    account)                 the minor is the            12. Partnership account      The partnership
                             only                            held in the name of
                             contributor, the                the business
                             minor(1)                    13. Association, club, or    The organization
 6. Account in the name of   The ward, minor,                other tax-exempt
    guardian or committee    or incompetent                  organization
    for a designated ward,   person(3)                   14. A broker or registered   The broker or
    minor, or incompetent                                    nominee                  nominee
    person                                               15. Account with the         The public
 7. a. The usual revocable   The grantor-                    Department of            entity
       savings trust         trustee(1)                      Agriculture in the
       account (grantor                                      name of a public
       is also trustee)                                      entity (such as a
    b. So-called trust       The actual                      State or local
       account that is       owner(1)                        government, school
       not a legal or                                        district, or prison)
       valid trust under                                     that receives
       State Law                                             agricultural program
 8. Sole proprietorship      The owner(4)                    payments
    account
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

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show the name of the owner.
(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE:If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.
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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                    PAGE 2
OBTAINING A NUMBER
If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (the "IRS") and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
Payees specifically exempted from backup withholding on ALL payments including the following:

 . A corporation.
 . A financial institution.
 . An organization exempt from tax under section 501(a), or an individual retirement plan.
 . The United States or any agency or instrumentality thereof.
 . A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
 . A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
 . An international organization or any agency, or instrumentality thereof.
 . A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
 . A real estate investment trust.
 . A common trust fund operated by a bank under section 584(a).
 . An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).
 . An entity registered at all times under the Investment Company Act of 1940. . A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

 . Payments to nonresident aliens subject to withholding under section 1441.
 . Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one non-resident partner.
 . Payments of patronage dividends where the amount received is not paid in money.
 . Payments made by certain foreign organizations.
 . Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:

 . Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
 . Payments of tax-exempt interest (including the exempt-interest dividends under section 852).
 . Payments described in section 6049(b)(5) to non-resident aliens.
 . Payments on tax-free covenant bonds under section 1451.
 . Payments made by certain foreign organizations.
 . Payments made to a nominee.
Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER, IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup with-holding. For details, see the regulations under sections 6041, 6041A(a), 6045, 6050A.

PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Beginning January 1, 1984, payers must generally withhold 20% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES
(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS.--If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an under-payment attributable to that failure unless there is clear and convincing evidence to the contrary.
(3) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(4) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.